SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------
                            EMERGISOFT HOLDING, INC.
             (Exact name of registrant as specified in its charter)

Nevada                                                84-1121360
(State or other jurisdiction                          (IRS Employer
of incorporation or organization)                     Identification Number)

2225 Avenue J
Arlington, Texas                                      76006
Address of principal executive offices)               (Zip Code)


                            EMERGISOFT HOLDING, INC.
                           1998 STOCK INCENTIVE PLAN
                           2001 STOCK INCENTIVE PLAN
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plans)
                       ----------------------------------

                                   Dan Witte
                     Chief Executive Officer and President
                            Emergisoft Holding, Inc.
                                 2225 Avenue J
                             Arlington, Texas 76006
                    (Name and address of agent for service)

                                 (817) 633-6665
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

  Title of                                                       Proposed maximum        Proposed maximum
securities                                     Amount               offering               aggregate            Amount of
    to be                                       to be                price                  offering           registration
registered                                   registered(1)         per share                 price                 fee
1998 Stock Incentive Plan
Common stock ($.001 par value)                5,309,000            $    .33 (2)            $1,751,970           $419.00
2001 Stock Incentive Plan

Common stock ($.001 par value)               18,000,000            $    .135(3)            $2,430,000           $581.00
2001 Non-Employee Director Stock Option Plan

Common stock ($.001 par value)                2,500,000            $    .135 (3)           $  337,500           $ 81.00
------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 1998 Stock Incentive Plan, the 2001 Stock Incentive Plan and the 2001 Non-Employee Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Emergisoft Holding, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average exercise price at which such options may be exercised. The 1998 Stock Incentive Plan was adopted by Emergisoft Holding, Inc., a Delaware corporation and now a wholly owned subsidiary of the registrant, on June 2, 1998. The registrant assumed all stock options outstanding under such plan on May 25, 2001 in connection with the acquisition of the subsidiary. The options are now exercisable for shares of the registrant's common stock.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the bid and asked price of a share of common stock of Emergisoft Holding, Inc. as quoted on the OTC Bulletin Board on January 16, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTI0N 10(a) PROSPECTUS


Item 1.   Plan Information

          In accordance with Rule 428 under the Securities Act of 1933, as amended (the A1933 Act@), and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information

          In accordance with Rule 428 under the 1933 Act and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          In the remainder of this document the terms "we," "our," and "us" refer to Emergisoft Holding, Inc., a Nevada corporation, and where appropriate, to our direct and indirect subsidiaries.

          We are subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) Our latest annual report on Form 10-KSB/A for the fiscal year ended June 30, 2000, filed with the Commission on August 16, 2000.

          (2) Our current report on Form 8-K/A filed with the Commission on August 2, 2001, containing our audited financial statements as of December 31, 2000.

          (3) Our latest quarterly report on Form 10-QSB for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001.

          (4) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above.

          (5) The descriptions of our common stock contained in our registration statement on Form 8-A filed with the Commission under Section 12(g) of the Exchange Act on June 24, 1994 and in our current report on Form 8-K/A filed with the Commission on August 2, 2001, including any amendment or report filed for the purpose of updating such descriptions.

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Our bylaws provide that we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the suit or action is by us or taken in our right, no indemnification can be made in respect of any claim, issue or matter as to which any person is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless, and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by us.

          Unless ordered by a court, indemnification can be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in our bylaws. Such determination is to be made by our Board of Directors by a majority vote of a quorum of the directors or by the shareholders.

          Indemnification provided for in our bylaws is not exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or interested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          In addition Article 78.7502 of the Nevada Revised Statutes provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          Further, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expense, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Pursuant to the Nevada Revised Statutes, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          We also maintain directors' and officers' liability insurance under which our directors and officers are insured against certain liabilities which might be incurred by them in connection with the performance of their duties.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.  Exhibits

Exhibit
 Number   Exhibit

    4 Instruments Defining Rights of Security Holders. Reference is made to our current report on Form 8-K/A filed with the Commission on August 2, 2001, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement

    5     Opinion and consent of Cantey & Hanger, L.L.P.

   23.1   Consent of Ernst & Young LLP.

   23.2   Consent of Crouch, Bierwolf & Associates

   23.3   Consent of Cantey & Hanger, L.L.P. Contained in Exhibit 5.

   24 Power of Attorney. Reference is made to page II-6 of this Registration Statement.

Item 9.   Undertakings

               A. We hereby undertake: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
          Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1) (i) and (1) (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or
          Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and
          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B. We hereby undertake that, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of ours pursuant to the indemnification provisions summarized in Item 6 or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas on January 16, 2002.

                                      EMERGISOFT HOLDING, INC.


                                      By: /s/ Dan Witte
                                          ==========================
                                          Dan Witte
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Emergisoft Holding, Inc., a Nevada corporation, do hereby constitute and appoint Dan Witte and Joe S. Eppes, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                                Title                      Date


/s/ Dan Witte                       Chief Executive Officer,   January 16, 2002
------------------------            President and Director
Dan Witte

/s/ Kenna J. Bridgmon               Vice President-Client
-----------------------             Services and Director      January 16, 2002
Kenna J. Bridgmon

/s/ Ron Hellstern                   Vice President - Medical   January 16, 2002
-----------------------             Affairs and Director
Dr. Ron Hellstern

/s/ Ann Crossman                    Controller                 January 16, 2002
-----------------------
Ann Crossman

/s/ Ash R. Huzenlaub                Director                   January 16, 2002
-----------------------
Ash R. Huzenlaub

/s/ Jason Sear                      Director                   January 16, 2002
-----------------------
Jason Sear

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS
                                       TO
                                    FORM S-8
                                     UNDER
                             SECURITIES ACT OF 1933

                            EMERGISOFT HOLDING, INC.

                                  EXHIBIT LIST

Exhibit
Number    Exhibit

   4 Instruments Defining Rights of Shareholders. Reference is made to our current report on Form 8-K/A filed with the Commission on August 2, 2001, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

   5      Opinion and consent of Cantey & Hanger, L.L.P.

  23.1    Consent of Ernst & Young LLP.

  23.2    Consent of Crouch, Bierwolf & Associates

  23.3    Consent of Cantey & Hanger, L.L.P. Contained in Exhibit 5.

  24 Power of Attorney. Reference is made to page II-6 of this Registration Statement.